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                                                                    Exhibit 10.3
                                 OPENTV CORP.


                               AMENDED AND RESTATED
                      1999 SHARE OPTION/SHARE ISSUANCE PLAN
      Adopted by the Board of Directors of OpenTV Corp. on October 22, 1999



                                   ARTICLE ONE
                                GENERAL PROVISIONS


       1. PURPOSE.

          This AMENDED AND RESTATED 1999 SHARE OPTION/SHARE ISSUANCE PLAN is intended to promote the interests Of OPENTV CORP., a British Virgin Island corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

       2. STRUCTURE OF PLAN.

          a.   The Plan shall be divided into two (2) separate equity programs:

                     (i) the OPTION GRANT PROGRAM under which eligible persons may, at the discretion of the Board, be granted Options (an "Option") to purchase shares of Class A Ordinary Shares, and

                     (ii) the SHARE ISSUANCE PROGRAM under which eligible persons may, at the discretion of the Board, be issued shares of Class A Ordinary Shares directly (a "Share Issuance"), either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

          b. Any right granted under the Plan, including Options and Share Issuances, shall be referred to herein as a Share Award. The provisions of Articles One and Four shall apply to all Share Awards under the Plan and shall accordingly govern the interests of all Participants under the Plan.

       3. ADMINISTRATION OF THE PLAN.

          a. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a committee




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composed of not fewer than two (2) Directors (the "Committee"), and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of any equity security of the Corporation under Section 12 of the Exchange Act, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons or to a committee of one or more members of the Board and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Share Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Share Award, or (ii) not persons with respect to whom the Corporation wishes to avoid the application of Section 162(m) of the Code.

          b. The Board shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Share Awards thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Share Award thereunder.

       4. ELIGIBILITY.

          a. The persons eligible to participate in the Plan are as follows:

                     (i) Employees,

                     (ii) Outside Directors, non-employee Directors or the non-employee members of the board of directors of any Parent or Subsidiary, and

                     (iii) Consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          b. The Board shall have full authority to determine, (i) with respect to Options, which eligible persons are to receive the Options, the time or times when the grants covering the Options are to be made, the number of shares to be covered by each Option, the status of each Option as either an Incentive Option or a Non-Statutory Option, the time or times when each Option is to become exercisable, the vesting schedule (if any) applicable to each Option, the exercise price of each Option and the maximum term for which each Option is to remain outstanding, and (ii) with respect to Share Issuances, which eligible persons are to receive Share Issuances, the time or times when such share issuances are to be made, the number of shares covered by the Share Issuance, the vesting schedule (if any) applicable to the Share Issuance and
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the consideration to be paid by the Participant for the shares covered by each
Share Issuance.

          c. Incentive Options may only be granted to Employees. In addition, no person shall be eligible for the grant of an Incentive Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the company or of any of its affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such shares at the date of grant and the Incentive Option is not exercisable after the expiration of five (5) years from the date of grant.

          d. The Board shall have the absolute discretion to grant either Options or Share Issuances.

       5. SHARES SUBJECT TO THE PLAN

          a. The shares issuable under the Plan shall be shares of authorized but unissued or reacquired Class A Ordinary Shares. Subject to the provisions of subsection 1.c. of this Section 5 relating to adjustments upon changes in shares, the maximum number of shares of Class A Ordinary Shares which may be issued over the term of the Plan shall not exceed 36,000,000 shares.

          b. Shares of Class A Ordinary Shares subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent (i) the Options expire or terminate for any reason prior to exercise in full or (ii) the Options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the Option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Class A Ordinary Shares reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Options or Share Issuances under the Plan.

          c. If any change is made in the shares subject to the Plan, or subject to any Share Award, without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation), the Plan will be appropriately adjusted in the class(es) and number of shares and price per share of shares subject to such outstanding Share Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Corporation shall not be treated as a "transaction not involving the receipt of consideration by the Corporation."

                                  ARTICLE TWO
                             OPTION GRANT PROGRAM

       1. OPTION TERMS

          Each Option shall be evidenced by one or more documents in the form approved by the Board; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such Options.

          a. Exercise Price.

                     1. The exercise price of each Incentive Option shall be not less than one hundred percent (100%) of the Fair Market Value of the shares subject to the Option on the date the Option is granted and the exercise price of each Nonstatutory Option shall be at the price determined by the Board of Directors. Notwithstanding the foregoing, an Incentive Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

                     2. The exercise price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section 1 of Article Four and the documents evidencing the Option, be payable in cash or check made payable to the Corporation. Should the Class A Ordinary Shares be registered under Section 12(g) of the 1934 Act at the time the Option is exercised, then the exercise price may also be paid as follows:

                         (i) in shares of Class A Ordinary Shares held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                         (ii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          b. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board and set forth in the documents evidencing the Option grant. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date.

          c. The aggregate Fair Market Value of the shares of Class A Ordinary Shares (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other Option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted. To the extent that the aggregate Fair Market Value (determined at the time of grant) of shares with respect to which Incentive Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Options.

          d.    Effect of Termination of Service.

                     1. The following provisions shall govern the exercise of any Options held by the Participant at the time of cessation of Service or death:

                        (i) Should the Participant cease to remain in Service for any reason other than Disability, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

                        (ii) Should the Participant's Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

                        (iii) If the Participant dies while holding an outstanding Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Participant's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Participant's death to exercise such Option.

                        (iv) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

                        (v) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

          2. The Board shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

                     (i) extend the period of time for which the Option is to remain exercisable following Participant's cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Board shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

                     (ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Class A Ordinary Shares for which such Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Option had the Participant continued in Service.

       e. Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased shares.

       f. Unvested Shares. The Board shall have the discretion to grant Options which are exercisable for unvested shares of Class A Ordinary Shares. Should the Participant cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Board and set forth in the document evidencing such repurchase right. The Board may not impose a vesting schedule upon any Option grant or the shares of Class A Ordinary Shares subject to that Option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the Option grant date. However, such limitation shall not be applicable to any Option grants made to individuals who are officers of The Corporation, non employee Board members or independent consultants.

       g. First Refusal Rights. Until such time as the Class A Ordinary Shares are first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Class A Ordinary Shares issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Board and set forth in the document evidencing such right.

       h. Limited Transferability of Options. During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death.

       i. Withholding. The Corporation's obligation to deliver shares of Class A Ordinary Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

       2.   CORPORATE TRANSACTION

       a. The shares subject to each Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Class A Ordinary Shares at the time subject to that Option and may be exercised for any or all of those shares as fully-vested shares of Class A Ordinary Shares. However, the shares subject to an outstanding Option shall not vest on such an accelerated basis if and to the extent: (i) such Option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested Option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option shares or (iii) the acceleration of such Option is subject to other limitations imposed by the Board at the time of the Option grant.

       b. All outstanding repurchase rights shall also terminate automatically, and the shares of Class A Ordinary Shares subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Board at the time the repurchase right is issued.

       c. Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

       d. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction, had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.

       e. The Board shall have the discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding Options (and the immediate termination of the Corporation's repurchase rights with respect to the shares subject to those Options) upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed in the Corporate Transaction.

       f. The Board shall also have full power and authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure such Option so that the shares subject to that Option will automatically vest on an accelerated basis should the Participant's Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the Option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any Option so accelerated shall remain exercisable for the fully-vested Option shares until the earlier of
(i) the expiration of the Option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Board may provide that one or more of the outstanding repurchase rights with respect to shares held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

       g. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the federal tax laws.

       h. The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       3. CANCELLATION AND REGRANT OF OPTIONS

          The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Option holders, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options covering the same or different number of shares of Class A Ordinary Shares but with an exercise price per share based on the Fair Market Value per share of Class A Ordinary Shares on the new Option grant date.

                                 ARTICLE THREE
                            SHARE ISSUANCE PROGRAM

       1. SHARE ISSUANCE TERMS

          Shares of Class A Ordinary Shares may be issued under the Share Issuance Program through direct and immediate issuances. Each such Share Issuance shall be evidenced by a Share Issuance Agreement which complies with the terms specified below.

          a. Purchase Price

                     1. The purchase price per share shall be fixed by the Board.

                     2. Subject to the provisions of Section 1. of Article Four, shares of Class A Ordinary Shares may be issued under the Share Issuance Program for any of the following items of consideration which the Board may deem appropriate in each individual instance:

                       (i) cash or check made payable to the Corporation, or

                       (ii) past services rendered to the Corporation (or any
             Parent or Subsidiary).

          b. Vesting Provisions

                     1. Shares of Class A Ordinary Shares issued under the Share Issuance Program may, in the discretion of the Board, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Board may not impose a vesting schedule upon any share issuance effected under the Share Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Class A Ordinary Shares issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

                     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Class A Ordinary Shares by reason of any share dividend, share split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Ordinary Shares as a class without the Corporation's receipt of consideration shall be issued subject to
(i) the same vesting requirements applicable to the Participant's unvested shares of Class A Ordinary Shares and (ii) such escrow arrangements as the Board shall deem appropriate.

                     3. The Participant shall have full shareholder rights with respect to any shares of Class A Ordinary Shares issued to the Participant under the Share Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Class A Ordinary Shares issued under the Share Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Class A Ordinary Shares, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                     5. The Board may in its discretion waive the surrender and cancellation of one or more unvested shares of Class A Ordinary Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Class A Ordinary Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          c. First Refusal Rights. Until such time as the Class A Ordinary Shares are first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Class A Ordinary Shares issued under the Share Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Board and set forth in the document evidencing such right.

       2. CORPORATE TRANSACTION

          a. Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Share Issuance Program shall terminate automatically, and the shares of Class A Ordinary Shares subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Board at the time the repurchase right is issued.

          b. The Board shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Class A Ordinary Shares subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

       3. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Board's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR
                                 MISCELLANEOUS

       1. FINANCING

          The Board may permit any Participant or Participant to pay the Option exercise price under the Option Grant Program or the purchase price of shares issued under the Share Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Board in its sole discretion. In no event may the maximum credit available to the Participant or Participant exceed the sum of (i) the aggregate Option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the Option exercise or share purchase.

        2. EFFECTIVE DATE AND TERM OF PLAN

           a. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no Share Issuance shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Board may grant Options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

          b. The Plan shall terminate upon the earliest of (i) January 25, 2008,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. All Options and unvested share issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such Options or issuances.

       3. AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options or unvested share issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

       4. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Class A Ordinary Shares under the Plan shall be used for general corporate purposes.

       5. WITHHOLDING

          The Corporation's obligation to deliver shares of Class A Ordinary Shares upon the exercise of any Options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

       6. REGULATORY APPROVALS

          The implementation of the Plan, the granting of any Options under the Plan and the issuance of any shares of Class A Ordinary Shares (i) upon the exercise of any Option or (ii) under the Share Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the shares of Class A Ordinary Shares issued pursuant to it.

       7. NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

       8. FINANCIAL REPORTS

          The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Share Award under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

                                   APPENDIX


          The following definitions shall be in effect under the Plan:

     Affiliate shall mean any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     Board shall mean the Corporation's Board of Directors.

     Code shall mean the Internal Revenue Code of 1986, as amended.

     Committee shall have the meaning as set forth in Section 3 of Article One.

     Class A Ordinary Shares shall mean the Corporation's Class A ordinary shares.

     Continuous Status as an Employee, Director or Consultant shall mean that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfer between the Company, Affiliates or their successors.

     Covered Employee shall mean the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

          (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     Corporation shall mean OpenTV Corp., a British Virgin Island corporation.

     Director means a member of the Board.

     Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     Exercise Date shall mean the date on which the Corporation shall have received written notice of the Option exercise.

     Fair Market Value per share of Class A Ordinary Shares on any relevant date shall be determined in accordance with the following provisions:

          (a) If the Class A Ordinary Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Class A Ordinary Shares on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Class A Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Class A Ordinary Shares are at the time listed on any Share Exchange, then the Fair Market Value shall be the closing selling price per share of Class A Ordinary Shares on the date in question on the Share Exchange determined by the Board to be the primary market for the Class A Ordinary Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class A Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Class A Ordinary Shares are at the time neither listed on any Share Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

     Incentive Option shall mean an Option which satisfies the requirements of Code Section 422.

     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

          (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (b) such individual's voluntary resignation following (i) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (iii) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     Non-Statutory Option shall mean an Option not intended to satisfy the requirements of Code Section 422.

     Option Grant Program shall mean the Option grant program in effect under the Plan.

     Outside Director shall mean a Director who either (i) is not a current employee of the Corporation or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Corporation or a "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Corporation or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, share possessing fifty percent (50%) or more of the total combined voting power of all classes of share in one of the other corporations in such chain.

     Participant shall mean any person to whom a Share Award is granted under the Plan.

     Plan shall mean the Corporation's 1998 Share Option/Share Issuance Plan, as set forth in this document.

     Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

     Share Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     Share Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Class A Ordinary Shares under the Share Issuance Program.

     Share Issuance Program shall mean the share issuance program in effect under the Plan.

     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

     10% Shareholder shall mean the owner of shares (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation (or any Parent or Subsidiary).